Exhibit 99.1

iBio Appoints Robert M. Lutz as Chief Financial & Business Officer

BRYAN, Texas / February 16, 2021 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, today announced the appointment of Robert M. Lutz as its Chief Financial & Business Officer (“CFBO”), effective March 4, 2021.

“I am pleased to welcome Rob to iBio where we expect he will make an immediate impact on our business during this transformative time,” said Tom Isett, Chairman & CEO of iBio. “His deep experience across corporate finance and business development functions, breadth of public company experience, and demonstrated expertise in building product portfolios is a tremendous fit for iBio as we seek to execute on our new business model.”

Mr. Lutz brings more than 25 years of experience to the Company, joining most recently from Strongbridge Biopharma plc (“Strongbridge”), a Nasdaq-listed, commercial-stage biopharmaceutical company focused on rare diseases. He served as CFO since August 2019, and prior to that, as Chief Business Officer since October 2014. During his tenure, he led the search, evaluation, contracting, and financing of multiple assets which proved to be critical growth drivers for Strongbridge.

Before joining Strongbridge, Mr. Lutz spent more than a decade at Shire Pharmaceuticals (“Shire”) in leadership positions with global responsibilities, including identifying opportunities for acquisition, licensing, partnership and development for Shire’s largest business unit (Neuroscience) and the financial management of approximately $5 billion in revenue for its Specialty Pharmaceuticals division. Prior to joining Shire, Mr. Lutz served in a variety of financial, strategic and executive positions after having started his career at Goldman Sachs & Company. He holds an MBA from the Kellogg School of Management and a BA in Economics and Computer Science from Amherst College.

“It is an exciting time to be joining iBio,” Mr. Lutz commented. “There is a unique opportunity to leverage the strengths of the Company’s high-speed, plant-based biopharmaceutical production capabilities across multiple product categories and therapeutic areas. I look forward to working with the team to expand the product pipeline, accelerate growth, and enhance value for our shareholders.”

As CFBO, Mr. Lutz will lead iBio’s finance organization and be responsible for building strong licensing capabilities and the financial planning & analysis function, as well as supporting iBio’s relationships with the investment community.

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary products on the FastPharming Platform, which include biopharmaceuticals for the treatment of fibrotic and infectious diseases, amongst others. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services, including Glycaneering™ Development Services for advanced recombinant protein design. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Mr. Lutz, executing the Company’s new business model, and expanding the Company’s product pipeline, accelerating growth, and enhancing value for our shareholders. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Mr. Lutz, the Company’s ability to expand its product pipeline, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its infectious disease vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, its ability to retain its key employees or maintain its NYSE American listing, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Form 10-Q and Form 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com